Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports First Quarter 2021 Results

Company Achieves Third Consecutive Quarter of Improvement in Net Sales Trend;
Strong Operating Performance Drives Increases in Margin and Free Cash Flow,
Enabling Further Debt Reduction

SUSSEX, WI, May 4, 2021 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”), today reported results for the first quarter of 2021.

Recent Highlights
•Achieved third consecutive quarter of improvement in net sales decline rate since the height of the pandemic.
•Achieved margin expansion and new business wins in agency solutions and print, while continuing to align costs to demand environment.
•Increased cash from operating activities to $73 million and Free Cash Flow to $56 million, up from $45 million and $16 million in 2020, respectively.
•Reduced Net Debt by $61 million during the first quarter and improved the Debt Leverage Ratio to 3.24x at March 31, 2021.
•Maintained strong liquidity position with up to $463 million in unused capacity under Quad’s revolving credit agreement and $81 million of cash on hand.

“We are very pleased with our performance during the first quarter,” said Joel Quadracci, Chairman, President & CEO of Quad. “Our team achieved a third straight quarter of improvement in net sales decline rate, increased our adjusted EBITDA margin, and drove higher cash flows. These positive trends included new business wins in agency solutions and print, reflecting how well our integrated marketing solutions offering is resonating in the marketplace. We remain focused on growing segment share and managing costs to drive strong cash flow, which will enable further debt reduction.

“We continue to leverage our commitment to client focus, platform excellence, innovation, strong culture and social purpose to accelerate our competitive position as a worldwide marketing solutions partner. Our integrated marketing platform creates superior value for our clients by helping them reduce the complexity of working with multiple agency partners and vendors, increase efficiencies, and improve marketing spend effectiveness across all channels. Our state-of-the-art offering and commitment to innovation has allowed us to establish and expand relationships with valued brands across top-performing verticals, including consumer technology, healthcare, finance and consumer-packaged goods. Our offering includes robust research capabilities to help brands and marketers better understand the drivers of consumer engagement and their purchasing journey, built on sound data and analytics. Recently, we announced our expanded partnership with Package InSight, an organization that studies brand packaging performance, consumer attention and shelf impact, to enhance this differentiating aspect of our offering.

“We will continue to remain nimble and adapt to the rapidly evolving demand landscape as the economy re-opens. We will remain disciplined in how we manage all aspects of our business, including taking advantage of value-creating opportunities that will help accelerate our transformation into higher margin products and services, and enhance our financial strength and create shareholder value. Notably, our strong culture and values include an enduring focus on social and environmental matters, and the benefit that this focus brings to the company and the communities we serve. For example, our comprehensive and sustainable diversity, equity and inclusion strategy is a moral and business imperative as it will ensure we attract and retain the talent we need to successfully compete and grow as a trusted marketing solutions partner. Similarly, our long-standing focus on conserving raw materials, minimizing waste and recycling make a meaningful impact on both the environment and the value we create.”

Summary Results
Results for the three months ended March 31, 2021, include:
•Net Sales — Net sales were $706 million in the first quarter of 2021, down 14% from the same period in 2020, primarily due to the economic impact from the COVID-19 pandemic, and ongoing print industry volume pressures. The first quarter decline represents a third quarter of sequential revenue improvement during the pandemic, as compared to a 21% decline in the fourth quarter of 2020, a 28% decline in the third quarter of 2020 and a 38% decline in the second quarter of 2020.

•Net Earnings (Loss) From Continuing Operations — Net earnings from continuing operations were $10 million or $0.19 diluted earnings per share in the first quarter of 2021, an increase of $19 million compared to the first quarter of 2020, which recorded a net loss of $9 million or $0.17 diluted loss per share.

•Adjusted EBITDA — Adjusted EBITDA was $66 million in the first quarter of 2021, as compared to $75 million in the same period in 2020, while Adjusted EBITDA margin improved to 9.3% in 2021, as compared to 9.2% in 2020. The variance in Adjusted EBITDA to prior year reflects the impact of the net sales decline and $18 million of nonrecurring benefits realized in 2020, including a $12 million benefit from a change in the hourly production employee vacation policy, and a $6 million benefit in the cost of worker’s compensation claims from improved production safety procedures. These impacts were partially offset by savings from cost reduction initiatives. Adjusted EBITDA margin improved 15 basis points driven by cost savings initiatives more than offsetting the relative percentage decline in sales.

•Net Cash Provided by Operating Activities — Net cash provided by operating activities increased by $28 million to $73 million in the first quarter of 2021, as compared to $45 million in the same period in 2020, primarily due to improvements in working capital.

•Free Cash Flow — Free Cash Flow increased by $40 million to $56 million in the first quarter of 2021, as compared to $16 million in the same period in 2020, primarily due to higher net cash provided by operating activities as described above and a $12 million decrease in capital expenditures.

Dave Honan, Executive Vice President and CFO, concluded: “Our commitment to disciplined cost management and productivity improvements drove a higher Adjusted EBITDA margin and, when combined with new agency and print business wins, helped us deliver solid financial results despite the impact of the pandemic. This included a substantial increase in our Free Cash Flow, which enabled us to reduce Net Debt by $61 million and improve our Debt Leverage Ratio to 3.24x. We will continue to use our strong Free Cash Flow, in addition to proceeds from asset sales, to further reduce debt, and we expect to further improve our Debt Leverage Ratio to be at or near 3.0x by the end of 2021.”

Quarterly Conference Call
Quad will hold a conference call at 10 a.m. ET on Wednesday, May 5, to discuss first quarter 2021 results. As part of the conference call, Quad will conduct a question and answer session. Investors are invited to email their questions in advance to IR@quad.com.

Participants can pre-register for the webcast by navigating to https://dpregister.com/sreg/10155015/e6ee4a26aa. Participants will be given a unique PIN to gain immediate access to the call on May 5, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants without internet access may dial in on the day of the call as follows:

•U.S. Toll-Free: 1-877-328-5508
•International Toll: 1-412-317-5424

An audio replay of the call will be posted on the Investors section of Quad’s website shortly after the conference call ends. In addition, telephone playback will also be available until June 5, 2021, accessible as follows:

•U.S. Toll-Free: 1-877-344-7529
•International Toll: 1-412-317-0088
•Replay Access Code: 10155015

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the negative impacts the coronavirus (COVID-19) has had and will continue to have on the Company’s business, financial condition, cash flows, results of operations and supply chain, as well as the global economy in general (including future uncertain impacts); the impact of decreasing demand for printed materials and significant overcapacity in the highly competitive environment creates downward pricing pressures and potential underutilization of assets; the impact of digital media and similar technological changes, including digital substitution by consumers; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts COVID-19 may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of increased business complexity as a result of the Company’s transformation to a marketing solutions partner; the impact negative publicity could have on our business; the failure to successfully identify, manage, complete and integrate acquisitions, investment opportunities or other significant transactions, as well as the successful identification and execution of strategic divestitures; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of changing future economic conditions; the fragility and decline in overall distribution channels; the impact of changes in postal rates, service levels or regulations; the failure to attract and retain qualified talent across the enterprise; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; significant capital expenditures may be needed to maintain the Company’s platforms and processes and to remain technologically and economically competitive; the impact of risks associated with the operations outside of the United States, including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and intangible assets; the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share From Continuing Operations. Adjusted EBITDA is defined as net earnings (loss) attributable to Quad common shareholders excluding interest expense, income tax expense (benefit), depreciation and amortization, restructuring, impairment and transaction-related charges, (loss) earnings from discontinued operations, net of tax, net pension income, loss (gain) on debt extinguishment, equity in (earnings) loss of unconsolidated entity, the Adjusted EBITDA for unconsolidated equity method investments (calculated in a consistent manner with the calculation for Quad) and net earnings (loss) attributable to noncontrolling interests. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and finance lease obligations less cash and cash equivalents (Net Debt) divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings (Loss) Per Share From Continuing Operations is defined as earnings (loss) from continuing operations before income taxes and equity in (earnings) loss of unconsolidated entity excluding restructuring, impairment and transaction-related charges, loss (gain) on debt extinguishment, and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these Non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad
Quad (NYSE: QUAD) is a worldwide marketing solutions partner that leverages its 50-year heritage of platform excellence, innovation, strong culture and social purpose to create a better way for its clients, employees and communities. The Company’s integrated marketing platform helps brands and marketers reduce complexity, increase efficiency and enhance marketing spend effectiveness. Quad provides its clients with unmatched scale for client on-site services and expanded subject expertise in marketing strategy, creative solutions, media deployment (which includes a strong foundation in print) and marketing management services. With a client-centric approach that drives the Company to continuously evolve its offering, combined with leading-edge technology and single-source simplicity, the Company has the resources and knowledge to help a wide variety of clients in multiple vertical industries, including retail, publishing, consumer technology, consumer packaged goods, financial services, insurance, healthcare and direct-to-consumer. Quad has multiple locations throughout North America, South America and Europe, and strategic partnerships in Asia and other parts of the world. For additional information visit www.QUAD.com.

Investor Relations Contact
Katie Krebsbach
Investor Relations Lead, Quad
414-566-4247
kkrebsbach@quad.com

Media Contact
Claire Ho
Director of Corporate Communications, Quad
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2021 and 2020
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2021	2020
Net sales	$705.8	$822.5
Cost of sales	559.8	647.7
Selling, general and administrative expenses	80.5	99.6
Depreciation and amortization	41.9	47.4
Restructuring, impairment and transaction-related charges	2.6	22.8
Total operating expenses	684.8	817.5
Operating income from continuing operations	21.0	5.0
Interest expense	14.5	18.1
Net pension income	(4.1)	(2.7)
Gain on debt extinguishment	—	(0.6)
Earnings (loss) from continuing operations before income taxes and equity in earnings of unconsolidated entity	10.6	(9.8)
Income tax expense (benefit)	0.5	(1.2)
Earnings (loss) from continuing operations before equity in earnings of unconsolidated entity	10.1	(8.6)
Equity in earnings of unconsolidated entity	(0.1)	—
Net earnings (loss) from continuing operations	10.2	(8.6)
Loss from discontinued operations, net of tax	—	(3.8)
Net earnings (loss)	10.2	(12.4)
Less: net loss attributable to noncontrolling interests	—	—
Net earnings (loss) attributable to Quad common shareholders	$10.2	$(12.4)

Earnings (loss) per share attributable to Quad common shareholders
Basic:
Continuing operations	$0.20	$(0.17)
Discontinued operations	—	(0.08)
Basic earnings (loss) per share attributable to Quad common shareholders	$0.20	$(0.25)

Diluted:
Continuing operations	$0.19	$(0.17)
Discontinued operations	—	(0.08)
Diluted earnings (loss) per share attributable to Quad common shareholders	$0.19	$(0.25)

Weighted average number of common shares outstanding
Basic	51.4	50.5
Diluted	52.8	50.5

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2021 and December 31, 2020
(in millions)
(UNAUDITED)

	March 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$80.6	$55.2
Receivables, less allowance for credit losses	340.3	399.1
Inventories	162.0	170.2
Prepaid expenses and other current assets	50.8	54.7
Total current assets	633.7	679.2
Property, plant and equipment—net	850.7	884.2
Operating lease right-of-use assets—net	78.7	81.0
Goodwill	103.0	103.0
Other intangible assets—net	95.9	104.3
Equity method investment in unconsolidated entity	2.5	2.6
Other long-term assets	72.7	73.4
Total assets	$1,837.2	$1,927.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$330.0	$320.0
Other current liabilities	251.5	310.8
Short-term debt and current portion of long-term debt	16.8	20.7
Current portion of finance lease obligations	2.7	2.8
Current portion of operating lease obligations	27.7	28.4
Total current liabilities	628.7	682.7
Long-term debt	871.3	902.7
Finance lease obligations	1.8	2.0
Operating lease obligations	53.0	54.5
Deferred income taxes	5.1	4.2
Other long-term liabilities	184.2	196.8
Total liabilities	1,744.1	1,842.9

Shareholders’ equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	835.5	833.1
Treasury stock, at cost	(13.2)	(13.1)
Accumulated deficit	(555.8)	(566.0)
Accumulated other comprehensive loss	(175.5)	(171.3)
Quad’s shareholders’ equity	92.4	84.1
Noncontrolling interests	0.7	0.7
Total shareholders’ equity and noncontrolling interests	93.1	84.8
Total liabilities and shareholders’ equity	$1,837.2	$1,927.7

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2021 and 2020
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2021	2020
OPERATING ACTIVITIES
Net earnings (loss)	$10.2	$(12.4)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	41.9	47.4
Impairment charges	0.8	3.8
Gain on debt extinguishment	—	(0.6)
Stock-based compensation	3.0	2.8
Loss on the sale of a businesses	—	2.9
Gain on the sale or disposal of property, plant and equipment	(7.0)	(0.8)
Deferred income taxes	0.1	12.6
Other non-cash adjustments to net loss	0.5	0.6
Changes in operating assets and liabilities—net of acquisitions and divestitures	23.4	(11.6)
Net cash provided by operating activities	72.9	44.7
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(16.9)	(29.0)
Cost investment in unconsolidated entities	(0.3)	—
Proceeds from the sale of property, plant and equipment	11.4	3.6
Proceeds from the sale of businesses	—	41.3
Acquisition of businesses—net of cash acquired	—	(1.6)
Other investing activities	(0.2)	—
Net cash (used in) provided by investing activities	(6.0)	14.3
FINANCING ACTIVITIES
Payments of long-term debt	(33.9)	(43.9)
Payments of finance lease obligations	(0.8)	(3.1)
Borrowings on revolving credit facilities	4.4	204.8
Payments on revolving credit facilities	(5.7)	(76.7)
Equity awards redeemed to pay employees’ tax obligations	(1.1)	(1.0)
Payment of cash dividends	(1.4)	(9.5)
Other financing activities	(2.9)	0.1
Net cash (used in) provided by financing activities	(41.4)	70.7

Effect of exchange rates on cash and cash equivalents	(0.1)	(0.6)
Net increase in cash and cash equivalents	25.4	129.1
Cash and cash equivalents at beginning of period	55.2	78.7
Cash and cash equivalents at end of period	$80.6	$207.8

The Condensed Consolidated Statements of Cash Flows include the cash flows related to the United States Book business for the three months ended March 31, 2020.

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months Ended March 31, 2021 and 2020
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss) from Continuing Operations	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended March 31, 2021
United States Print and Related Services	$634.6	$32.5	$1.1
International	71.2	1.5	0.8
Total operating segments	705.8	34.0	1.9
Corporate	—	(13.0)	0.7
Total	$705.8	$21.0	$2.6

Three months ended March 31, 2020
United States Print and Related Services	$736.6	$16.3	$20.8
International	85.9	0.3	1.3
Total operating segments	822.5	16.6	22.1
Corporate	—	(11.6)	0.7
Total	$822.5	$5.0	$22.8
______________________________
(1)Restructuring, impairment and transaction-related charges are included within operating income (loss) from continuing operations.

The segment information contained in the above table does not include the operating results related to the United States Book business for the three months ended March 31, 2020.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended March 31, 2021 and 2020
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended March 31,
	2021	2020
Net earnings (loss) attributable to Quad common shareholders	$10.2	$(12.4)
Interest expense	14.5	18.1
Income tax expense (benefit)	0.5	(1.2)
Depreciation and amortization	41.9	47.4
EBITDA (Non-GAAP)	$67.1	$51.9
EBITDA Margin (Non-GAAP)	9.5%	6.3%

Restructuring, impairment and transaction-related charges (1)	2.6	22.8
Loss from discontinued operations, net of tax (2)	—	3.8
Net pension income (3)	(4.1)	(2.7)
Gain on debt extinguishment (4)	—	(0.6)
Other (5)	0.2	0.2
Adjusted EBITDA (Non-GAAP)	$65.8	$75.4
Adjusted EBITDA Margin (Non-GAAP)	9.3%	9.2%
______________________________
(1)Operating results from continuing operations for the three months ended March 31, 2021 and 2020, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended March 31,
	2021	2020
Employee termination charges (a)	$4.7	$12.6
Impairment charges (b)	0.8	2.5
Transaction-related charges (c)	0.2	0.5
Integration costs (d)	—	0.7
Other restructuring charges (income) (e)	(3.1)	6.5
Restructuring, impairment and transaction-related charges	$2.6	$22.8
______________________________________
(a)Employee termination charges were related to workforce reductions through separation programs and facility consolidations.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of gains on the sale of facilities and businesses. Gains included in other restructuring charges were $7.8 million and $0.8 million during the three months ended March 31, 2021 and 2020, respectively.
(2)Loss from discontinued operations, net of tax, for the three months ended March 31, 2020, includes the results of operations for the Company’s United States Book business. During the third quarter of 2019, the Company made the decision to sell its United States Book business. Accordingly, the Company applied discontinued operations treatment for the intended sale of its United States Book business in all periods presented, as required by United States GAAP. The Company successfully completed the sale of its United States Book business in 2020.
(3)As required by United States GAAP, pension components other than service cost are required to be excluded from operating income. The Company has also excluded pension income from the calculation of Adjusted EBITDA, which is reflected in all periods presented.
(4)The $0.6 million gain on debt extinguishment recorded during the three months ended March 31, 2020, primarily relates to the repurchase of the Company’s unsecured 7.0% senior notes due May 1, 2022.

(5)Other includes the following items: (a) the equity in (earnings) loss of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad; and (c) the net earnings (loss) attributable to noncontrolling interests, which is the portion of the net earnings (loss) not owned by Quad for an investment where Quad has a controlling financial interest.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Three Months Ended March 31, 2021 and 2020
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2021	2020
Net cash provided by operating activities	$72.9	$44.7

Less: purchases of property, plant and equipment	(16.9)	(29.0)

Free Cash Flow (Non-GAAP)	$56.0	$15.7
______________________________

The above calculation of Free Cash Flow includes the cash flows related to the United States Book business for the three months ended March 31, 2020.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of March 31, 2021 and December 31, 2020
(in millions, except ratio)
(UNAUDITED)

	March 31, 2021		December 31, 2020
Total debt and finance lease obligations on the condensed consolidated balance sheets	$892.6		$928.2
Less: Cash and cash equivalents	80.6		55.2
Net Debt (Non-GAAP)	$812.0		$873.0

Divided by: trailing twelve months Adjusted EBITDA (Non-GAAP) (1)	$250.8		$260.4

Debt Leverage Ratio (Non-GAAP)	3.24	x	3.35	x
______________________________
(1)The calculation of Adjusted EBITDA for the trailing twelve months ended March 31, 2021, and December 31, 2020, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Three Months Ended
	December 31, 2020 (a)	March 31, 2021	March 31, 2020	March 31, 2021
Net earnings (loss) attributable to Quad common shareholders	$(128.3)	$10.2	$(12.4)	$(105.7)
Interest expense	68.8	14.5	18.1	65.2
Income tax expense (benefit)	0.3	0.5	(1.2)	2.0
Depreciation and amortization	181.6	41.9	47.4	176.1
EBITDA (Non-GAAP)	$122.4	$67.1	$51.9	$137.6
Restructuring, impairment and transaction-related charges	124.1	2.6	22.8	103.9
Loss from discontinued operations, net of tax	21.9	—	3.8	18.1
Net pension income	(10.5)	(4.1)	(2.7)	(11.9)
(Gain) loss on debt extinguishment	1.8	—	(0.6)	2.4
Other (b)	0.7	0.2	0.2	0.7
Adjusted EBITDA (Non-GAAP)	$260.4	$65.8	$75.4	$250.8
______________________________
(a)Financial information for the year ended December 31, 2020, is included as reported in the Company’s 2020 Annual Report on Form 10-K filed with the SEC on February 24, 2021.
(b)Other is comprised of equity in (earnings) loss of unconsolidated entity, Adjusted EBITDA for unconsolidated equity method investments and net earnings (loss) attributable to noncontrolling interests.
In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
For the Three Months Ended March 31, 2021 and 2020
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2021	2020
Earnings (loss) from continuing operations before income taxes and equity in earnings of unconsolidated entity	$10.6	$(9.8)

Restructuring, impairment and transaction-related charges	2.6	22.8
Gain on debt extinguishment	—	(0.6)
Adjusted net earnings from continuing operations, before income taxes (Non-GAAP)	13.2	12.4

Income tax expense at 25% normalized tax rate	3.3	3.1
Adjusted net earnings from continuing operations (Non-GAAP)	$9.9	$9.3

Basic weighted average number of common shares outstanding	51.4	50.5
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	1.4	0.6
Diluted weighted average number of common shares outstanding (Non-GAAP)	52.8	51.1

Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.19	$0.18

Diluted earnings (loss) per share from continuing operations (GAAP)	$0.19	$(0.17)
Restructuring, impairment and transaction-related charges per share	0.05	0.44
Gain on debt extinguishment per share	—	(0.01)
Income tax expense (benefit) from condensed consolidated statement of operations per share	0.01	(0.02)
Income tax expense at 25% normalized tax rate per share	(0.06)	(0.06)
Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.19	$0.18
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(1)Adjusted diluted earnings per share from continuing operations excludes the following: (i) the results of operations for the United States Book business; (ii) restructuring, impairment and transaction-related charges; (iii) gain on debt extinguishment; (iv) discrete income tax items; (v) equity in loss of unconsolidated entity; and (vi) net earnings attributable to noncontrolling interests.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.